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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25189) of our reports dated March 28, 1997 and May 15, 1997, on our audits of the consolidated financial statements and financial statement schedules and review of the consolidated financial statements, respectively, of Petro Stopping Centers, L.P. and our report dated June 6, 1997 on our audits of the balance sheets of Petro Financial Corporation. We also consent to the reference to our firm under the caption "Experts".


COOPERS & LYBRAND L.L.P.
El Paso, Texas
June 12, 1997